EXHIBIT 10.1


                                                        Final:  October 28, 2008
                                    AGREEMENT


         This Agreement is entered into between BioAgra, LLC, a Georgia Limited Liability Company (the "Company"), Neal Bartoletta ("Bartoletta"), Justin Holdings, Inc., a Florida corporation ("Justin") and Vyta Corp., Inc., a Nevada corporation ("Vyta"), this ____ day of October, 2008.


                                    RECITALS

WHEREAS, Bartoletta has been employed as a Manager, President and CEO of the Company and has served as the daily manager and supervisor of the Company.

WHEREAS, Justin and Vyta are the sole Members of the Company pursuant to an Operating Agreement dated August 15, 2005 between Nanopierce Technologies, Inc (n/k/a Vyta) and XACT Resources International, Inc. (n/k/a Justin) (the "Operating Agreement").

WHEREAS, the parties have determined that it is in the best interest of the Company if Bartoletta ceases his activities as a Manager and executive officer of the Company and Justin ceases to be a Member of the Company.

WHEREAS, the Company desires to have Bartoletta continue to act as a consultant to the Company.

                                    AGREEMENT

Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged by both parties, the parties agree as follows:


1. RESIGNATION. Bartoletta hereby resigns as a Manager and Executive Officer of the Company and from all other positions and employment with the Company effective upon the closing of this Agreement (the "Closing Date"), except as otherwise agreed to herein.

2. TRANSFER OF MEMBERSHIP INTEREST. Justin hereby assigns and conveys to Vyta all of its right, title and interest in and to its membership interest in the Company and the Operating Agreement as of the Closing Date and shall transfer to Vyta the Certificate of Membership No. 3. Such transfer shall be free and clear of any and all liens, security interests, pledges, mortgages, charges, limitations, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other encumbrances of any kind or nature whatsoever.

3. MANAGER OF THE COMPANY. Justin and Bartoletta hereby agree and consent to the appointment of Paul Metzinger as the sole Manager, President and Chief Executive Officer of the Company, and waive all of their rights under the Operating Agreement.

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4.       PAYMENT. In consideration of the agreements and subject to Bartoletta's and Justin's performance of the undertakings set forth in this Agreement, the Company and VYTA, in full and final settlement of all of Bartoletta's and Justin's stated and unstated claims, including any claim for severance, reimbursement of vacation or sick pay, or other
         compensation,   as  well  as  any   claims   for   return  of   capital
         contributions, distributions from the Company, allocations of profits or losses, or any other rights or obligations under the Operating Agreement, agrees to make the following payments to Bartoletta:

         (a) The Company and Vyta, jointly and severally, shall pay to Bartoletta $6,000 per month, with payments commencing on the 1st of the month immediately following the Closing Date and continuing for a period of sixty (60) months from the Closing Date.

         (b) The Company shall pay to Justin ten percent (10%) of all Profits generated by the Company, until a maximum aggregate payment to Justin of $500,000 has been paid. For purposes hereof, "Profits" shall have the meaning as in Appendix One to the Operating Agreement. Within ninety days of the conclusion of each Fiscal Year of the Company, the Company shall provide to Bartoletta copies of the Company's audited and/or certified financial statements to determine whether or not the Company had a Profit for the Fiscal Year and payment as provided herein. Justin shall have the right to assign said payments upon written notice to the Company.

5. CONSULTANT. Bartoletta hereby agrees that for a period of five (5) years from the Closing Date, Bartoletta shall be available to the Company on an as needed basis, for up to a maximum of ten (10) hours per week, to provide advice to, and consult with, the Company concerning the Company's business and relationship with its employees, contractors, vendors and customers. Said advice and consultation shall be provided to the Company in such form, manner and place as the Company reasonably requests. Company shall not be prevented or barred from seeking or requiring services of a same or similar nature from persons other than Bartoletta. In no event shall Bartoletta be required or allowed by this Agreement to act as the agent of Company or otherwise to represent or make decisions for Company. All final decisions with respect to acts of Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Bartoletta hereunder, shall be those of Company. The Company agrees to indemnify Bartoletta, for claims against Bartoletta that result from the good faith performance of his consulting work performed at the request of the Company. Said indemnification shall include any attorney fees and costs.

6. EXPENSE REIMBURSEMENT. The Company will reimburse Bartoletta for business expenses he incurs on its behalf from and after the Closing Date in his capacity as a Consultant, provided, however, that Consultant shall not incur any such business expenses without the prior written approval of the Company.

7. BENEFIT PLANS. The Company shall, whether pursuant or supplemental to its existing employee benefit plans, provide to Bartoletta, for a period of five (5) years from the Closing Date, the same or comparable health insurance arrangements in which he currently participates.

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8.       NON-COMPETITION.  For the  period  beginning  on the  Closing  Date and ending at the conclusion of the payments referenced in Paragraph 4(a), Bartoletta agrees that he will not directly or indirectly engage in, assist, perform services for, establish, or have any equity interest (other than ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchanges or included in the NASDAQ National Market System) in, whether as an
         employee,   officer,   director,   agent,  security  holder,  creditor,
         consultant or otherwise, any entity or person which manufactures, markets or sells a beta glucan product in the United States, United Kingdom, Ireland, France, Italy, Germany, Saudi Arabia, the United Arab
         Emirates,  Egypt,  China,  India,  Vietnam,   Malaysia,   Thailand  and
         Australia.

9. CONFIDENTIALITY. Bartoletta and Justin agree that for a period of five years from the date of this Agreement, they will not, without the prior written consent of the Company, directly or indirectly disclose to any individual, corporation or other entity (other than the Company or Affiliates or their respective officers, directors or employees entitled to such information) or use for their own or such another's benefit, any information, whether or not reduced to written or other tangible form, which (a) is not generally known to the public or in the industry; (b) has been treated by the Company Affiliates as confidential or proprietary; and (c) is of competitive advantage to the Company or any of its Affiliates (such information being referred to in this paragraph as "Confidential Information"). Confidential Information which becomes generally known to the public without violation of this Agreement shall cease to be subject to the restrictions of this paragraph.

10. COVENANTS GENERALLY. The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenants set forth in paragraphs 8 and 9 of this Agreement are fair, reasonable and necessary and that adequate compensation has been received by Bartoletta and Justin for these obligations. If, however, for any reason any court determines that the restrictions in this Agreement are not reasonable, that the consideration to Bartoletta and Justin therefore is inadequate or that Bartoletta has been prevented from earning a livelihood, such restrictions shall be deemed without further action by the parties to be interpreted, modified or rewritten to include as much of the duration, scope and geographic area of such restrictions as are valid and enforceable.

11.      NON-DISPARAGEMENT.

         a. Bartoletta agrees that he shall not make any disparaging statements about the Company or its Affiliates or the directors, officers or employees of any of them; provided that the provisions of this clause shall not apply to truthful testimony as a witness, compliance with other legal obligations, or truthful assertion of or defense against any claim of breach of this Agreement, or to his truthful statements or disclosures to officers or directors of the Company, and shall not require Bartoletta to make false statements or disclosures.

         b. The Company and Vyta agree that neither they nor their directors, officers, nor employees of the Company nor any spokesperson for any of them shall make any disparaging statements about Justin and/or Bartoletta; provided that the provisions of this clause shall not apply to truthful testimony as a witness, compliance with other legal obligations, truthful assertion of or defense against any claim of breach of this Agreement or truthful statements or disclosures to Bartoletta, and shall not require false statements or disclosures to be made.

         c. The parties agree that the Company may issue a press release regarding this Agreement, which shall be approved jointly by the Company and Bartoletta.

12. RELEASES. Except for a claim based upon a breach of this Agreement and the performance of the obligations contained herein, effective as of the Closing Date Bartoletta and Justin shall release the Released
         Parties (as defined below), and the Company and VYTA shall release Bartoletta and Justin, from any and all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which Bartoletta, Justin or the Released Parties have or now claim, or might have or claim, pertaining to or arising out of Bartoletta's employment by the Company or his separation therefrom, or any breach or non-performance under the Operating Agreement, or under any local, state or federal common law, statute, regulation or ordinance, including without limitation those claims dealing with employment discrimination, including without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.ss.2000e ET SEQ., 42 U.S.C.ss.1981, Americans with Disabilities Act, or claims for breach of contract, for breach of fiduciary duty, for misrepresentation, for defamation, for wrongful discharge under the common law of any state, for infliction of emotional distress or for any other tort under the common law of any state. This release shall run to and be binding upon the Company, Vyta and each of their Affiliates, and all predecessors, successors and assigns thereof and each of their members, trustees, shareholders, partners, principals, members, directors, officers, trustees, employees, agents and attorneys, past or present, and all predecessors, successors, heirs and assigns thereof (collectively, "Released Parties"). This release shall also run to and be binding upon Bartoletta, Justin and each of their Affiliates, and all predecessors, successors and assigns thereof and each of their members, trustees, shareholders, partners, principals, members, directors, officers, trustees, employees, agents and attorneys, past or present, and all predecessors, successors, heirs and assigns thereof.

13. COVENANT NOT TO SUE. To the maximum extent permitted by law, the Company, Vyta, Bartoletta and Justin covenant not to sue or to institute or cause to be instituted any action in any federal, state or local agency or court against the other party regarding the matters covered by the release contained in paragraph 12 above (except to enforce the terms of this Agreement). If any party breaches the terms of the release and covenant not to sue, then the aggrieved party shall be entitled to recover its costs, including reasonable attorneys' fees incurred in defending such action.

14. SPECIFIC ENFORCEMENT. Bartoletta and Justin agree that any breach by them of paragraphs 8 through 11 of this Agreement will cause the Company great injury which will be difficult, if not impossible, to measure and that such injury will be immediate and irreparable for which the Company will have no adequate remedy at law. Consequently, Bartoletta and Justin agree that any material breach by them of the foregoing paragraphs 8 through 11 of this Agreement shall entitle the Company to injunctive relief, provided that if a material breach occurs, the Company shall notify Bartoletta or Justin of such breach and Bartoletta or Justin may, if possible, attempt to cure such material breach.

15. COMPANY PROPERTY. Upon execution of this Agreement, Bartoletta and Justin shall return all of the Company's personal property to the Company, including all Confidential Information, books and records of the Company, check books, debit cards, credit cards, account statements, passwords to bank accounts, bank cards or other accounts and any other property of the Company or its Affiliates.

16. DEFAULT. If any payment to be made under this Agreement by the Company and/or VYTA is not paid within 30 days after it has become due, the Company will pay interest on such unpaid amount at the Company's in the amount of 11 percent per annum. In the event a default by the Company and/or VYTA occurs for more than 60 days, Justin and/or Bartoletta may bring an action against the Company and/or VYTA, in either Georgia or Florida.

17. MODIFICATION. No modification of this Agreement shall be valid unless signed by the party against whom such modification is sought to be enforced.

18. LEGAL COUNSEL. Bartoletta and Justin acknowledge that they have carefully read and fully understand the terms and provisions of this Agreement and all of their rights and obligations thereunder, have had an opportunity to be represented by legal counsel of their choosing prior to executing this Agreement which contains a general release and waiver and that their execution of this Agreement is voluntary.

19. NO ADMISSION. The parties agree that neither this Agreement nor performance hereunder constitutes an admission by any party of any violation of any federal, state or local law, regulation, common law, of any breach of any contract or any other wrongdoing of any type.

23. ENTIRE AGREEMENT. This instrument constitutes the entire agreement between the parties.

24. SEVERABILITY. If any provision, section, subsection or other portion of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of this Agreement enforceable. This Agreement as thus amended shall be enforced so as to give effect of the intention of the parties insofar as that is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

25. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Georgia.

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26.      COUNTERPARTS.  This  Agreement may be signed in multiple  counterparts, each of which shall be deemed to be an original for all purposes.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.




                     BIOAGRA, LLC


                     By:
                        ------------------------------------------------------
                     Printed Name:
                                  --------------------------------------------
                     Its:
                         -----------------------------------------------------


                     VYTA CORP.


                     By:
                        ------------------------------------------------------
                     Printed Name:
                                  --------------------------------------------
                     Its:
                         -----------------------------------------------------


                     JUSTIN HOLDINGS, INC.


                     By:
                        ------------------------------------------------------
                     Printed Name:
                                  --------------------------------------------
                     Its:
                         -----------------------------------------------------




                     ---------------------------------------------------------
                     Name: Neal Bartoletta


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